POWER OF ATTORNEY
                               -----------------

      The undersigned hereby appoints each of Elizabeth H. Mai and Liane Browne as my attorneys-in-fact for the specific purpose of executing on my behalf a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission (the "SEC"), executing any and all Initial Statements of Beneficial Ownership of Securities ("Form 3"), Statements of Changes in Beneficial Ownership of Securities ("Form 4") and Annual Statements of Changes in Beneficial Ownership of Securities ("Form 5") which I, as an officer of Advanta Corp. within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, am required to file with the SEC with respect to each acquisition or disposition of shares of the Common Stock of Advanta Corp.

      IN WITNESS WHEREOF, I have executed this Power of Attorney the 27th day of July, 2004.

                                                /s/ Joseph G. Reichner
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                                                  Joseph G. Reichner